Exhibit 99.2

Execution Version

CONDITIONAL NOTICE OF OPTIONAL PARTIAL REDEMPTION

TO THE HOLDERS OF

U.S. Concrete, Inc.

6.375% Senior Notes due 2024

(CUSIP No. 90333L AP7)*

Pursuant to Section 3.03 of the Indenture, dated as of June 7, 2016 (as supplemented by Supplemental Indenture No. 1, dated as of October 12, 2016, Supplemental Indenture No. 2, dated as of January 9, 2017, Supplemental Indenture No. 3, dated as of November 2, 2017, Supplemental Indenture No. 4, dated as of March 20, 2018, Supplemental Indenture No. 5, dated as of June 22, 2018, Supplemental Indenture No. 6, dated as of September 25, 2018, and Supplemental Indenture No. 7, dated as of April 16, 2020, the “Indenture”), among U.S. Concrete, Inc. (the “Company”), the guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), notice is hereby given that the Company has elected, subject to the Condition Precedent (as defined below), to redeem $300.0 million in aggregate principal amount of the Company’s 6.375% Senior Notes due 2024 (the “Notes”) outstanding as of the Redemption Date (as defined below) in accordance with Article 3 of the Indenture and Paragraph 5 of the Notes. Exhibit A attached hereto sets forth the principal amounts of the Notes called for optional redemption (the “Redeemed Notes”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Indenture.

Subject to the Condition Precedent (as defined below), the Redeemed Notes are called for redemption on October 8, 2020 (the “Redemption Date”) at a redemption price equal to 103.188% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date (the “Redemption Price”). The Redemption Price will be $1,054.55 per $1,000 principal amount of the Redeemed Notes.

The redemption is subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of one or more financings, including the ability of the Company to borrow under its secured revolving credit facility, that, collectively, provide net proceeds sufficient to pay the Redemption Price in full on the Redeemed Notes and all fees and expenses related to such financings and this redemption. If the Condition Precedent is not satisfied as of the Redemption Date, or if the Company provides written notice to the Trustee and the Holders at any time prior to the Redemption Date that the Condition Precedent will not be satisfied as of the Redemption Date, then this Conditional Notice of Optional Partial Redemption shall be rescinded and of no force or effect for any purpose, and the Redeemed Notes will be deemed not to have been called for redemption.

If the Condition Precedent has been satisfied, on and after the Redemption Date, interest on the Redeemed Notes will cease to accrue in accordance with the Indenture, unless the Company defaults in paying the Redemption Price to the Holders of the Redeemed Notes.

The Indenture provides that the Redeemed Notes must be surrendered to the Paying Agent at a specified place or places of payment in order to collect the Redemption Price; however, because the Redeemed Notes are evidenced only in book-entry form on the records of The Depository Trust Company, as Depositary, the Trustee has agreed with the Company that surrender of the Redeemed Notes and payment of the Redemption Price shall be made through The Depository Trust Company.

IMPORTANT INFORMATION REGARDING TAX CERTIFICATION AND POTENTIAL WITHHOLDING:

PURSUANT TO U.S. FEDERAL TAX LAWS, YOU HAVE A DUTY TO PROVIDE THE APPLICABLE TYPE OF TAX CERTIFICATION FORM ISSUED BY THE U.S. INTERNAL REVENUE SERVICE (“IRS”) TO U.S. BANK NATIONAL ASSOCIATION TO ENSURE PAYMENTS ARE REPORTED ACCURATELY TO YOU AND TO THE IRS. IN ORDER TO PERMIT ACCURATE WITHHOLDING (OR TO PREVENT WITHHOLDING), A COMPLETE AND VALID TAX CERTIFICATION FORM MUST BE RECEIVED BY U.S. BANK NATIONAL ASSOCIATION BEFORE PAYMENT OF THE REDEMPTION PROCEEDS IS MADE TO YOU. FAILURE TO TIMELY PROVIDE A VALID TAX CERTIFICATION FORM AS REQUIRED WILL RESULT IN THE MAXIMUM AMOUNT OF U.S. WITHHOLDING TAX BEING DEDUCTED FROM ANY REDEMPTION PAYMENT THAT IS MADE TO YOU.

DIRECT ANY QUESTIONS TO THE PAYING AGENT:

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, Tennessee 37201

Attention: Corporate Trust Department – U.S. Concrete

Dated: September 8, 2020

U.S. Concrete, Inc.

*	No representation is being made as to the correctness or accuracy of the CUSIP number, either as printed on the Notes or as contained herein.

EXHIBIT A

NOTES CALLED FOR REDEMPTION

$300.0 million in aggregate principal amount of the Company’s 6.375% Senior Notes due 2024

(CUSIP No. 90333L AP7)